Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Wayne D. Mackie	Jim Buckley
Executive Vice President, CFO	Executive Vice President
Charles River Associates	Sharon Merrill Associates, Inc.
617-425-3740	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) ANNOUNCES THIRD-QUARTER
FISCAL 2010 FINANCIAL RESULTS

Company Delivers Increased Profitability and Higher Margins on a Non-GAAP Basis;

Generates Cash From Operations of $12 Million

BOSTON, September 30, 2010 — Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing management, economic and financial consulting services, today announced financial results for its fiscal third quarter, the sixteen weeks ended September 3, 2010.

Revenue for the third quarter of fiscal 2010 was $84.6 million, compared with $89.3 million for the third quarter of fiscal 2009.  Non-GAAP revenue for the third quarter of fiscal 2010 was $82.4 million, compared with $86.3 million in the same period of fiscal 2009.  Sequential non-GAAP revenue for the third quarter of fiscal 2010 on a normalized basis was $61.8 million compared with $66.3 million in the second quarter of 2010. With the third quarter consisting of 16 weeks, the Company is providing results on a “normalized” basis in order to compare it with the sequential second quarter, which is a 12-week period.

Net income for the third quarter of fiscal 2010 was $2.1 million, or $0.19 per diluted share, compared with net income of $2.6 million, or $0.24 per diluted share, in the same period a year ago.  GAAP net income this quarter included a pre-tax expense of $1.8 million associated with restructuring, a $704,000 related tax benefit, and a $56,000 net loss associated with NeuCo.  GAAP net income for the third quarter of fiscal 2009 included a $478,000 net loss associated with NeuCo.  Excluding these items from both periods, non-GAAP net income for the third quarter of fiscal 2010 was $3.2 million, or $0.30 per diluted share, compared with $3.1 million, or $0.29 per diluted share, in the same period of fiscal 2009.  On a normalized basis, the Company achieved non-GAAP third-quarter net income of $2.4 million, or $0.22 per diluted share, compared with $2.0 million, or $0.19 per diluted share, in the second quarter of fiscal 2010.

A complete reconciliation between GAAP and non-GAAP financial information for the third quarters of fiscal 2010 and fiscal 2009, and the first three quarters of fiscal 2010 and fiscal 2009, as well as a non-GAAP comparison of the third quarter of fiscal 2010 on a normalized basis with the second quarter of fiscal 2010, is provided in the financial tables at the end of this release.

The Company ended the third quarter with cash and equivalents and short-term investments of $86.6 million, compared with $80.0 million at the end of the second quarter of fiscal 2010.

Comments on the Third Quarter

“Our third-quarter results built upon the momentum we began to see in the second quarter of this year and reflect additional progress in reaching our goals for this fiscal year,” said Paul Maleh, CRA’s President and Chief Executive Officer.  “We secured several large strategy engagements, with notable revenue contributions by our GIC and Marakon practices. Although our Litigation portfolio was impacted by the usual summer seasonality, we continue to see signs of performance trending upward.”

“The highlight of our third-quarter financial results was our margin improvement, which drove increased profitability,” Maleh said.  “Despite lower revenue in the third quarter, on a non-GAAP basis, our gross profit margin and operating margin improved on both a year-over-year and sequential normalized basis.  Our non-GAAP gross profit margin for the third quarter of 2010 was 34.1% as compared with 30.8% in the second quarter and 32.9% in the third quarter of fiscal 2009.  We achieved a non-GAAP operating margin of 8.0% compared with 6.5% in the second quarter and 7.2% in the third quarter of fiscal 2009.  The comprehensive series of restructuring initiatives we implemented during the past two years have streamlined our organization and focused our resources on growth and expense management.  These actions contributed to utilization improving to 68% from 65% in the sequential second quarter and 60% in the first quarter.”

“We were pleased to achieve cash flow from operations during the quarter of approximately $12 million.   It enabled us to spend approximately $4 million on our ongoing stock buyback program, while still increasing our cash and short-term investments balance by nearly $7 million.  We continue to maintain an excellent capital position, which affords us financial flexibility to execute our growth strategy,” Maleh said.

Outlook

“Overall, we see signs of business conditions starting to improve within our markets as we continue to rebound from the difficult start to fiscal 2010,” said Maleh.  “Utilization, while still below our target levels, is trending upward.   Our new business lead flow is healthy and we have an active pipeline of both Management Consulting and Litigation opportunities.”

“Looking forward, our primary challenge continues to be the uncertain economic environment, which has the potential to limit near-term client spending on major consulting projects and disrupt litigation-related activity.  However, we have substantially lowered CRA’s overall cost structure during the past two years to create a leaner, more leverageable business model in the process. While we will continue to seek to align our cost structure with revenue, particularly our office leases, our primary focus now is on generating profitable growth and deepening our client relationships.  We are on track to achieve our fiscal year goals.  We are seeing some encouraging signs in our markets and are entering the fourth quarter cautiously optimistic,” Maleh said.

Conference Call Information and Prepared CFO Remarks

CRA will host a conference call this morning at 9:00 a.m. ET to discuss its third quarter 2010 financial results.  To listen to a live webcast of the call, please visit the Company’s website at http://www.crai.com prior to the event’s broadcast.  To listen to the call via telephone, dial (201) 689-8881 or (877) 709-8155.  Interested parties unable to participate in the live call may access an archived version of the webcast on CRA’s website.

In combination with this press release, CRA is providing prepared remarks by its CFO Wayne Mackie under “Conference Call Materials” in the investor relations section on the Company’s website at http://www.crai.com.  These remarks are offered to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.

About Charles River Associates (CRA)

Charles River Associates® is a global consulting firm specializing in litigation, regulatory, and financial consulting, and management consulting. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout North America, Europe, the Middle East, and Asia. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at http://www.crai.com.

NON-GAAP FINANCIAL MEASURES

In addition to reporting its financial results in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has also provided in this release non-GAAP financial information.  The Company believes the use of non-GAAP measures in addition to GAAP measures is an additional useful method of evaluating its results of operations.  The Company believes that presenting its financial results excluding certain restructuring costs, non-cash expenses related to the repurchase of its convertible bonds, and NeuCo’s results is important to investors and management because it is more indicative of its ongoing operating results and financial condition.  These non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP, and the expected results calculated in accordance with GAAP and reconciliations to those expected results should be carefully evaluated.  The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Specifically, for the third quarter of fiscal 2010, the Company has excluded certain restructuring costs and NeuCo’s results.  For the second quarter of fiscal 2010, the Company has excluded certain restructuring costs, expenses related to the repurchase of its convertible bonds and NeuCo’s results.  For the third quarter of fiscal 2009, the Company has excluded NeuCo’s results. In addition, the Company has provided normalized non-GAAP financial information for the third quarter of fiscal 2010 on a basis intended to convert the 16-week period to an “as if” 12-week period in order to provide an equivalent comparison to financial information for the 12-week second quarter of fiscal 2010.

Statements in this press release concerning the future business, operating results, estimated cost savings, and financial condition of the Company and statements using the terms “anticipates,” “believes,” “expects,” “should,” or similar expressions, are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties.  Information contained in these forward-looking statements is inherently uncertain and actual performance and results may differ materially due to many important factors.  Such factors that could cause actual results to differ materially from any forward-looking statements made by the Company include, among others, the Company’s restructuring costs and attributable annual cost savings, changes in the Company’s effective tax rate, share dilution from the Company’s convertible debt offering and stock-based compensation, dependence on key personnel, attracting and retaining qualified consultants, dependence on outside experts, utilization rates, factors related to its acquisitions, including integration of personnel, clients, offices, and unanticipated expenses and liabilities, the risk of impairment write downs to the Company’s intangible assets, including goodwill, if the Company’s enterprise value declines below certain levels, risks associated with acquisitions it may make in the future, risks inherent in international operations, the performance of NeuCo, changes in accounting standards, rules and regulations, changes in the law that affect its practice areas, management of new offices, the potential loss of clients, the ability of customers to terminate the Company’s engagements on short notice, dependence on the growth of the Company’s business consulting practice, the unpredictable nature of litigation-related projects, the ability of the Company to integrate successfully new consultants into its practice, general economic conditions, intense competition, risks inherent in litigation, and professional liability.  Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s periodic filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward-looking statements after the date of this press release.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE SIXTEEN WEEKS ENDED SEPTEMBER 3, 2010 COMPARED TO THE SIXTEEN WEEKS ENDED SEPTEMBER 4, 2009

(In thousands, except per share data)

	Sixteen Weeks Ended September 3, 2010				Sixteen Weeks Ended September 4, 2009 (as revised) (3)
		Adjustments to	Adjustments to			Adjustments to
	GAAP	GAAP Results	GAAP Results	Non-GAAP	GAAP	GAAP Results	Non-GAAP
	Results	(Restructuring) (1)	(NeuCo) (2)	Results	Results	(NeuCo) (2)	Results

Revenues	$84,641	$—	$2,195	$82,446	$89,262	$2,929	$86,333
Costs of services	54,860	—	521	54,339	59,036	1,134	57,902
Gross profit	29,781	—	1,674	28,107	30,226	1,795	28,431

Selling, general and administrative expenses	22,906	1,625	1,519	19,762	21,744	1,775	19,969
Depreciation and amortization	1,959	156	81	1,722	2,437	156	2,281
Income (loss) from operations	4,916	(1,781)	74	6,623	6,045	(136)	6,181

Interest and other income (expense), net	(1,143)	—	(45)	(1,098)	(1,435)	(47)	(1,388)
Income (loss) before (provision) benefit for income taxes	3,773	(1,781)	29	5,525	4,610	(183)	4,793
(Provision) benefit for income taxes	(1,746)	704	(129)	(2,321)	(2,425)	(731)	(1,694)
Net income (loss)	2,027	(1,077)	(100)	3,204	2,185	(914)	3,099
Net (income) loss attributable to noncontrolling interest, net of tax	44	—	44	—	436	436	—
Net income (loss) attributable to CRA International, Inc.	$2,071	$(1,077)	$(56)	$3,204	$2,621	$(478)	$3,099

Net income per share attributable to CRA International, Inc.:
Basic	$0.19			$0.30	$0.25		$0.29
Diluted	$0.19			$0.30	$0.24		$0.29

Weighted average number of shares outstanding:
Basic	10,650			10,650	10,627		10,627
Diluted	10,734			10,734	10,751		10,751

(1) During the sixteen weeks ended September 3, 2010, the Company incurred pre-tax expenses of $1.8 million and related income tax effect of $0.7 million principally associated with the office space reductions in Boston and Chicago.

(2) These adjustments include activity related to NeuCo in the Company’s GAAP results.

(3) These amounts are revised based upon the Company’s adoption of FASB Accounting Standards Codification Topic 470-20, “Debt”, which was formerly referred to as FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”.  This standard changed the accounting treatment for convertible debt instruments.

CRA INTERNATIONAL, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE FORTY WEEKS ENDED SEPTEMBER 3, 2010 COMPARED TO THE FORTY WEEKS ENDED SEPTEMBER 4, 2009

(In thousands, except per share data)

	Forty Weeks Ended September 3, 2010					Forty Weeks Ended September 4, 2009 (as revised) (4)
		Adjustments to	Adjustments to	Adjustments to			Adjustments to		Adjustments to	Adjustments to
	GAAP	GAAP Results	GAAP Results	GAAP Results	Non-GAAP	GAAP	GAAP Results		GAAP Results	GAAP Results	Non-GAAP
	Results	(Restructuring) (1)	(Bond Buyback) (2)	(NeuCo) (3)	Results	Results	(Restructuring)		(Bond Buyback) (7)	(NeuCo) (3)	Results

Revenues	$211,562	$—	$—	$5,065	$206,497	$227,057	$—		$—	$7,076	$219,981
Costs of services	145,369	3,687	—	1,368	140,314	149,895	1,944	(5)	—	3,487	144,464
Gross profit (loss)	66,193	(3,687)	—	3,697	66,183	77,162	(1,944)		—	3,589	75,517

Selling, general and administrative expenses	56,175	2,949	—	4,099	49,127	57,508	1,284	(5)	—	3,898	52,326
Depreciation and amortization	4,684	187	—	184	4,313	6,119	—		—	469	5,650
Income (loss) from operations	5,334	(6,823)	—	(586)	12,743	13,535	(3,228)		—	(778)	17,541

Interest and other income (expense), net	(3,183)	—	(425)	(124)	(2,634)	(3,340)	(390	)(6)	(29)	(116)	(2,805)
Income (loss) before (provision) benefit for income taxes and noncontrolling interest	2,151	(6,823)	(425)	(710)	10,109	10,195	(3,618)		(29)	(894)	14,736
(Provision) benefit for income taxes	(1,605)	2,523	175	133	(4,436)	(6,480)	728	(5)	12	(494)	(6,726)
Net income (loss)	546	(4,300)	(250)	(577)	5,673	3,715	(2,890)		(17)	(1,388)	8,010
Net (income) loss attributable to noncontrolling interest, net of tax	268	—	—	268	—	606	—		—	606	—
Net income (loss) attributable to CRA International, Inc.	$814	$(4,300)	$(250)	$(309)	$5,673	$4,321	$(2,890)		$(17)	$(782)	$8,010

Net income per share attributable to CRA International, Inc.:
Basic	$0.08				$0.53	$0.41					$0.76
Diluted	$0.08				$0.53	$0.40					$0.75

Weighted average number of shares outstanding:
Basic	10,670				10,670	10,600					10,600
Diluted	10,801				10,801	10,703					10,703

(1) During the forty weeks ended September 3, 2010, the Company incurred pre-tax expenses of $6.8 million and related income tax effect of $2.5 million principally associated with an employee workforce reduction designed to better align staffing levels with revenue, closing the Houston, TX office, office space reductions in Boston and Chicago, and restructuring select practice areas.

(2) During the forty weeks ended September 3, 2010, the Company repurchased $15.0 million of its convertible bonds at a discount, however, under FASB Accounting Standards Codification Topic 470-20, “Debt”, this resulted in a $0.4 million loss on a pre-tax basis.

(3) These adjustments include activity related to NeuCo in the Company’s GAAP results.

(4) These amounts are revised based upon the Company’s adoption of FASB Accounting Standards Codification Topic 470-20, “Debt”, which was formerly referred to as FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”.  This standard changed the accounting treatment for convertible debt instruments.

(5) During the forty weeks ended September 4, 2009, the Company incurred pre-tax expenses of $3.2 million and related income tax effect of $0.7 million associated principally with an employee workforce reduction designed to reduce the Company’s operating expenses and improve its utilization rate.  The $3.2 million also includes a $0.3 million revision to an estimate for a previously recorded office closure liability.

(6) During the forty weeks ended September 4, 2009, the Company recognized $0.4 million in foreign currency exchange loss related to the liquidation of the Company’s Australian-based operations.

(7) During the forty weeks ended September 4, 2009, the Company repurchased $7.0 million of its convertible bonds at a discount, however, under FASB Accounting Standards Codification Topic 470-20, “Debt”, this resulted in a $29,000 loss on a pre-tax basis.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE SIXTEEN WEEKS ENDED SEPTEMBER 3, 2010, INCLUDING NORMALIZED RESULTS,  COMPARED TO THE TWELVE WEEKS ENDED MAY 14, 2010

(In thousands, except per share data)

	Sixteen Weeks Ended September 3, 2010					Twelve Weeks Ended May 14, 2010
		Adjustments to	Adjustments to				Adjustments to	Adjustments to	Adjustments to
	GAAP	GAAP Results	GAAP Results	Non-GAAP	Non-GAAP	GAAP	GAAP Results	GAAP Results	GAAP Results	Non-GAAP
	Results	(Restructuring) (1)	(NeuCo) (2)	Results	Results Normalized (3)	Results	(Restructuring) (4)	(Bond Buyback) (5)	(NeuCo) (2)	Results

Revenues	$84,641	$—	$2,195	$82,446	$61,835	$68,075	$—	$—	$1,786	$66,289
Costs of services	54,860	—	521	54,339	40,754	50,055	3,687	—	473	45,895
Gross profit (loss)	29,781	—	1,674	28,107	21,081	18,020	(3,687)	—	1,313	20,394

Selling, general and administrative expenses	22,906	1,625	1,519	19,762	14,821	17,475	1,324	—	1,425	14,726
Depreciation and amortization	1,959	156	81	1,722	1,292	1,467	31	—	62	1,374
Income (loss) from operations	4,916	(1,781)	74	6,623	4,968	(922)	(5,042)	—	(174)	4,294

Interest and other income (expense), net	(1,143)	—	(45)	(1,098)	(824)	(1,235)	—	(425)	(49)	(761)
Income (loss) before (provision) benefit for income taxes	3,773	(1,781)	29	5,525	4,144	(2,157)	(5,042)	(425)	(223)	3,533
(Provision) benefit for income taxes	(1,746)	704	(129)	(2,321)	(1,741)	577	1,819	175	93	(1,510)
Net income (loss)	2,027	(1,077)	(100)	3,204	2,403	(1,580)	(3,223)	(250)	(130)	2,023
Net (income) loss attributable to noncontrolling interest, net of tax	44	—	44	—	—	57	—	—	57	—
Net income (loss) attributable to CRA International, Inc.	$2,071	$(1,077)	$(56)	$3,204	$2,403	$(1,523)	$(3,223)	$(250)	$(73)	$2,023

Net income per share attributable to CRA International, Inc.:
Basic	$0.19			$0.30	$0.23	$(0.14)				$0.19
Diluted	$0.19			$0.30	$0.22	$(0.14)				$0.19

Weighted average number of shares outstanding:
Basic	10,650			10,650	10,650	10,713				10,713
Diluted	10,734			10,734	10,734	10,713 (6)				10,856 (6)

(1) During the sixteen weeks ended September 3, 2010, the Company incurred pre-tax expenses of $1.8 million and related income tax effect of $0.7 million principally associated with the office space reductions in Boston and Chicago.

(2) These adjustments include activity related to NeuCo in the Company’s GAAP results.

(3) The normalized non-GAAP financial information for the third quarter of fiscal 2010 is on a basis intended to convert the 16-week period to an “as if” 12-week period in order to provide an equivalent comparison to non-GAAP financial information for the 12-week second quarter of fiscal 2010. A factor of 12/16ths is used to calculate the normalized non-GAAP results.

(4) During the twelve weeks ended May 14, 2010, the Company incurred pre-tax expenses of $5.0 million and related income tax effect of $1.8 million principally associated with an employee workforce reduction designed to better align staffing levels with revenue, closing the Houston, TX office, and restructuring select practice areas.

(5) During the twelve weeks ended May 14, 2010, the Company repurchased $15.0 million of its convertible bonds at a discount, however, under FASB Accounting Standards Codification Topic 470-20, “Debt”, this resulted in a $0.4 million loss on a pre-tax basis.

(6) Approximately 143,000 common stock equivalents are excluded from the GAAP results because they are antidilutive in the second quarter of fiscal 2010 but they are included in the non-GAAP results because they are dilutive.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 3,	November 28,
	2010	2009

Assets
Cash and cash equivalents and short-term investments	$86,636	$106,484
Accounts receivable and unbilled, net	79,110	88,222
Other current assets	28,874	35,076
Total current assets	194,620	229,782

Property and equipment, net	16,931	19,050
Goodwill and intangible assets, net	143,940	148,126
Other assets	18,737	25,153
Total assets	$374,228	$422,111

Liabilities and shareholders’ equity
Current liabilities	$104,474	$79,092
Long-term liabilities	17,591	87,304
Total liabilities	122,065	166,396

Total shareholders’ equity	252,163	255,715
Total liabilities and shareholders’ equity	$374,228	$422,111